Exhibit 99.3

PROXY                                                                          VALENTIS, INC.

SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby appoints Benjamin F. McGraw, III, Pharm.D., and Aitung Liu, or either of them, as proxies and attorneys-in-fact, each with the power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock of Valentis, Inc. (the “Company”) held of record by the undersigned on May 15, 2007 at the Annual Meeting of Stockholders to be held June 28, 2007 and any adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR DIRECTOR NOMINEE OR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH DIRECTOR NOMINEE OR PROPOSAL.

PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

DETACH HERE

☒ PLEASE MARK VOTES AS IN THIS EXAMPLE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR NOMINEES LISTED IN PROPOSAL NO. 3 AND FOR PROPOSAL NOS. 1, 2, 4 AND 5.

1.

TO APPROVE THE ISSUANCE OF VALENTIS COMMON STOCK TO URIGEN STOCKHOLDERS AND THE RESULTING CHANGE IN CONTROL OF VALENTIS PURSUANT TO THE AGREEMENT AND PLAN OF MERGER, DATED OCTOBER 5, 2006, AS AMENDED FEBRUARY 1, 2007, MARCH 28, 2007 AND MAY 14, 2007, BY AND AMONG VALENTIS, VALENTIS HOLDINGS AND URIGEN.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

2.

TO PROVIDE THE VALENTIS BOARD OF DIRECTORS WITH DISCRETION TO AMEND VALENTIS’ AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE SPLIT OF THE ISSUED AND OUTSTANDING SHARES OF VALENTIS COMMON STOCK, AT A RATIO TO BE DETERMINED BY THE VALENTIS BOARD OF DIRECTORS FROM A RANGE OF 15:1 TO 70:1

	☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	ELECTION OF DIRECTORS:

	☐	FOR ☐	WITHHOLD AUTHORITY
	all nominees listed below (except as marked to the contrary below)		to vote for all nominees listed below

Election of the following nominees as directors: Benjamin F. McGraw, III, Pharm.D., George M. Lasezkay, Pharm.D., J.D. and Reinaldo M. Diaz; provided, however, that if the merger is completed, it is anticipated that the board of directors of the combined company will consist of the eight people identified in the joint proxy statement/prospectus, two of whom, Benjamin F. McGraw, III, Pharm.D. and George M. Lasezkay, Pharm.D., J.D., are listed nominees

(Instructions: To withhold authority to vote for any nominee, print that nominee’s name in the space provided below.)

4.	TO RATIFY THE SELECTION OF ERNST & YOUNG LLP AS VALENTIS’ INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JUNE 30, 2007.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

5.	TO APPROVE, IF NECESSARY, AN ADJOURNMENT OF THE VALENTIS ANNUAL MEETING TO SOLICIT ADDITIONAL PROXIES IN FAVOR OF THE PROPOSALS OUTLINED ABOVE.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

6.	IN THEIR DISCRETION, ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

IMPORTANT—PLEASE SIGN AND DATE AND RETURN PROMPTLY

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. WHERE NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED “FOR” THE ELECTION OF THE DIRECTORS NAMED IN PROPOSAL NO. 3 AND “FOR” APPROVAL OF PROPOSAL NOS. 1, 2, 4 AND 5.

Date: June , 2007

(Signature of stockholder)
Please sign your name exactly as it appears hereon. Executors, administrators, guardians, officers of corporations and others signing in a fiduciary capacity should state their full titles as such.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.